UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 16, 2006 (May 10, 2006)
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)
Registrant’s telephone number including area code: (214) 981-5000
Not Applicable
(Former name or former address if changed from last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Form of Stock Option Award for 2001 Stock Plan
Form of Restricted Stock Agreement for 2003 Equity Incentive Plan
Form of Stock Unit Award Agreement for Long Term Incentive Plan
Form of Deferred Cash Award Agreement for Executive Deferred Compensation Plan
Form of Award Agreement for Incentive Compensation
Summary of Outside Director Compensation

Item 1.01. Entry into a Material Definitive Agreement.
     On May 11, 2006, the Board of Directors of Centex Corporation, a Nevada corporation (the “Corporation”), ratified and approved the following actions taken on May 10, 2006 by the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors with regard to (i) the compensation to be paid for fiscal year 2006 and fiscal year 2007 to the persons (the “Named Executive Officers”) who are expected to be listed as named executive officers (as defined in Item 402(a)(3) of Regulation S-K) in the Summary Compensation Table set forth in the Proxy Statement for the Corporation’s 2006 Annual Meeting of Stockholders, (ii) certain amendments to the Corporation’s equity compensation plans and (iii) the compensation to be paid to the members of the Board of Directors of the Corporation for the board service year commencing in July 2006.
     Annual Incentive (Short-Term) Compensation Earned in Fiscal 2006. The Compensation Committee confirmed the amount of short-term incentive compensation awards earned during the fiscal year ended March 31, 2006 by the Named Executive Officers under the stockholder-approved Centex Corporation 2003 Annual Incentive Compensation Plan (the “Incentive Compensation Plan”). The bonus awards were earned based on the achievement of performance goals established by the Compensation Committee in the first quarter of fiscal 2006. At its May 10, 2006 meeting, the Compensation Committee reviewed the performance of the Corporation for the fiscal year ended March 31, 2006, certified that the applicable performance goals had been satisfied and authorized the payment of the resulting bonus awards to participants. The Compensation Committee did not take any discretionary action to waive or modify any of the applicable performance goals. The Compensation Committee did, however, exercise its discretion to set the amounts of the short-term incentive compensation awards for certain of the Named Executive Officers below the maximum amounts provided for under the previously-established performance-based formulas. The amounts of the bonus awards for short-term incentive compensation for the Named Executive Officers are as follows: Timothy R. Eller, Chairman, Chief Executive Officer and President ($10,633,500); Leldon E. Echols, Executive Vice President and Chief Financial Officer ($2,728,000); Andrew J. Hannigan, Co-President and Co-Chief Operating Officer of Centex Homes ($8,132,785); Robert S. Stewart, Senior Vice President — Strategy and Corporate Development ($1,497,000); and Jonathan R. Wheeler, Senior Vice President — Organization Development ($1,480,000). These amounts will be paid to the Named Executive Officers during May 2006.

     Long-Term Incentive Compensation Earned in Fiscal 2006. In addition to the annual (short-term) incentive compensation awards described above, the Compensation Committee also confirmed the amount and specified the form of payment of long-term incentive compensation awards to be granted in May 2006 with respect to fiscal year 2006 for the Named Executive Officers under the Corporation’s stockholder-approved compensation plans. The awards were granted based on the achievement of the previously-established performance goals. At its May 10, 2006 meeting, the Compensation Committee reviewed the performance of the Corporation for the fiscal year ended March 31, 2006, certified that the applicable performance goals had been satisfied and authorized the grant of the resulting long-term incentive compensation awards to participants. The Committee also determined that such long-term compensation awards would be paid to the Named Executive Officers in the form of stock options, restricted stock (which, in the case of Mr. Hannigan, includes restricted stock awards denominated as stock units) and deferred cash (which bears interest until paid). The Compensation Committee did not take any discretionary action to waive or modify the applicable performance goals. The Compensation Committee did, however, exercise its discretion to set the amounts of the long-term incentive compensation awards for certain of the Named Executive Officers below the maximum amounts provided for under the performance-based formulas established in the first quarter of fiscal year 2006.
     The nature and amounts of the long-term incentive compensation awards for the Named Executive Officers for fiscal 2006 are as follows:

Recipient	Long-Term Incentive Compensation
	Stock Options	Restricted Stock	Deferred Cash
Timothy R. Eller	264,778	39,022	$3,190,059
Leldon E. Echols	—	10,011	$2,182,400
Andrew J. Hannigan	202,509	29,845	$2,439,852
Robert S. Stewart	37,275	5,493	$449,149
Jonathan R. Wheeler	36,852	5,431	$444,022
     The awards to Mr. Echols, who is anticipated to leave the Corporation on June 30, 2006, were made pursuant to an agreement entered into in the fourth quarter of fiscal 2006. In light of this agreement, Mr. Echols received deferred cash in lieu of stock options.
     The options, restricted stock, stock units and deferred cash awards vest in installments of one-third of the total amount awarded on each of March 31, 2007, March 31, 2008, and March 31, 2009. The vesting provisions applicable to restricted stock and deferred cash awards granted to Mr. Echols are subject to certain provisions set forth in the Agreement dated as of February 23, 2006 entered into in connection with the termination of Mr. Echol’s employment on June 30, 2006, a copy of which is attached as Exhibit 10.1 to the Corporation’s Current Report on Form 8-K dated February 24, 2006. The grant of options was made pursuant to the terms of the Amended and Restated Centex Corporation 2001 Stock Plan (the “2001 Stock Plan”) and the terms of stock option award agreements. A copy of the 2001 Stock Plan previously was filed as Exhibit 10.3 to the Corporation’s Annual Report on Form 10-K for the year ended March 31, 2005 (the “2005 Form 10-K”) and is incorporated herein by reference. A copy of the form of stock option award agreement is being filed as Exhibit 10.1 to this Report.
     The grant of restricted stock was made pursuant to the terms of the Amended and Restated Centex Corporation 2003 Equity Incentive Plan (the “2003 Equity Incentive Plan”) and the terms of restricted stock award agreements. A copy of the 2003 Equity Incentive Plan previously was filed as Exhibit 10.6 to the 2005 Form 10-K and is incorporated herein by reference. A copy of the form of restricted stock award agreement is being filed as Exhibit 10.2 to this Report. The grant of stock units was made pursuant to the terms of the Amended and Restated Centex Corporation Long Term Incentive Plan (the “Long Term Incentive Plan”) and the terms of stock unit award agreements. A copy of the Long Term Incentive Plan previously was filed as Exhibit 10.4 to the 2005 Form 10-K and is incorporated herein by reference. A copy of the form of stock unit award agreement is being filed as Exhibit 10.3 to this Report.
     The award of deferred cash was made pursuant to the Centex Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) previously filed as Exhibit 10.9 to the 2005 Form 10-K and is incorporated herein by reference. A copy of the form of deferred cash award agreement is being filed as Exhibit 10.4 to this Report.
     Fiscal 2007 Base Salary Increases. The Compensation Committee and the Board approved increases of the base salaries for the Named Executive Officers, effective as of April 1, 2006, which ranged from zero to 4.8%.
     Incentive Compensation to be Earned in Fiscal 2007. The Compensation Committee approved performance-based formulas for determining the amounts of short-term and long-term incentive compensation to be paid to each of the Named Executive Officers (other than Mr. Echols, who will be leaving) for fiscal year 2007 under the Incentive Compensation Plan and the 2003 Equity Incentive Plan. Individual performance goals for short-

term and long-term incentive compensation for fiscal 2007 for all the Named Executive Officers (other than Mr. Hannigan) relate to net earnings growth and pre-tax margin improvement. An additional individual performance goal for long-term incentive compensation for such Named Executive Officers is return on stockholders’ equity. Mr. Hannigan’s individual performance goals for short- and long-term incentive compensation for fiscal 2007 relate to homebuilding revenues, homebuilding operating margin and customer satisfaction, as well as one other performance goal (a business process measure) involving confidential business information relating to the Corporation’s homebuilding business. The Corporation will enter into an award agreement with each of the Named Executive Officers with respect to the incentive compensation to be paid to such individuals for fiscal year 2007. If the performance goals are met, payments on the awards will be in one or more of cash and long-term awards, including any one or more of stock options, restricted stock, stock units and deferred cash, as determined by the Committee. The deferred cash component of the fiscal 2007 long-term awards is subject to adjustment by up to 50% (upward or downward) depending on the Corporation’s earnings per share growth as of the end of the 2007 fiscal year in comparison to growth in earnings per share achieved by the other 8 largest home building companies (based on revenues). A copy of the form of award agreement is being filed as Exhibit 10.5 to this Report.
     Amendment of Equity Plans to Eliminate Vested Retirement. The Board of Directors approved amendments to the Amended and Restated 1987 Stock Option Plan, the Eighth Amended and Restated 1998 Employee Nonqualified Stock Option Plan, the Amended and Restated Centex Corporation 2001 Stock Plan, the Amended and Restated Centex Corporation 2003 Equity Incentive Plan, the Amended and Restated Centex Corporation Long Term Incentive Plan, and the Centex Corporation Executive Deferred Compensation Plan, which provide that awards made after April 1, 2006 under such plans are not eligible for the “Vested Retirement” provisions of such plans. Prior to the amendments, the equity awards held by otherwise eligible employees were entitled to accelerated vesting (and, in certain cases, extended exercisability) upon voluntary retirement if the person was at the time of retirement age 55 or older, had 10 or more years of service, and the sum of the age and years of service equaled or exceeded 70. Copies of the amended and restated plans reflecting these amendments will be filed as exhibits to the Corporation’s Annual Report on Form 10-K for the fiscal year ending March 31, 2006.

     Other Compensation Information. Additional information concerning the compensation paid to the Named Executive Officers for fiscal 2006 will be included in the Proxy Statement for the Corporation’s 2006 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission in June 2006.
     Outside Directors Compensation. On May 10, 2006, the Corporate Governance and Nominating Committee of the Board of Directors of the Corporation approved the compensation arrangements for the next board service year for each of the Corporation’s outside directors, including committee chairs and the lead director. On May 11, 2006, the Board of Directors ratified and approved the compensation arrangements. Beginning with the first meeting of the Board of Directors following the 2006 Annual Meeting of Stockholders to be held in July 2006, each outside director of the Corporation will receive the compensation for his or her services as a director listed on the Summary of Outside Director Compensation filed as Exhibit 10.6 to this Report. Director stock option awards for the current board service year will be awarded in July 2006 (instead of May 2006, as previously announced) in order to better correspond to the period of board service (i.e., July to July of each year).
Item 9.01. Financial Statements and Exhibits.
     The following exhibits are filed with this Report.

Exhibit
Number	Description
10.1	Form of stock option award for 2001 Stock Plan
10.2	Form of restricted stock agreement for 2003 Equity Incentive Plan
10.3	Form of stock unit award agreement for Long Term Incentive Plan
10.4	Form of deferred cash award agreement for Executive Deferred Compensation Plan
10.5	Form of award agreement for incentive compensation
10.6	Summary of Outside Director Compensation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: May 16, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Form of stock option award for 2001 Stock Plan
10.2	Form of restricted stock agreement for 2003 Equity Incentive Plan
10.3	Form of stock unit award agreement for Long Term Incentive Plan
10.4	Form of deferred cash award agreement for Executive Deferred Compensation Plan
10.5	Form of award agreement for incentive compensation
10.6	Summary of Outside Director Compensation